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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in Amendment No. 18 to the Registration Statement under the Investment Company Act of 1940, on Form N-1A (File No. 811-8282), as amended, and Post-Effective Amendment No. 8 to the Registration Statement under the Securities Act of 1933, (File No. 333-22931), as amended, of our report dated November 18, 1999, relating to the financial statements and financial highlights which appear in the September 30, 1999 Annual Report to Shareholders of The Loomis Sayles Investment Trust consisting of Loomis Sayles California Tax-Free Income Fund, Loomis Sayles Core Fixed Income Fund, Loomis Sayles Fixed Income Fund, Loomis Sayles High Yield Fixed Income Fund, Loomis Sayles Intermediate Duration Fixed Income Fund, Loomis Sayles Investment Grade Fixed Income Fund, Loomis Sayles Provident Fund (formerly Loomis Sayles Core Growth Fund), Loomis Sayles Small Company Growth Fund and Loomis Sayles Small Company Value Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP

Boston, Massachusetts
January 25, 2000